UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2021

SCULPTOR ACQUISITION CORP I
(Exact name of registrant as specified in its charter)
Cayman Islands	001-41142	98-1590223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
9 West 57th Street, 39th Floor, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 790-0000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	SCUA.U	New York Stock Exchange
Class A ordinary shares included as part of the units	SCUA	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	SCUA WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2021, the Registration Statement on Form S-1, as amended, (File No. 333-260302) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Sculptor Acquisition Corp I, a Cayman Islands exempted company (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On December 13, 2021, the Company consummated the IPO of 23,000,000 units (the “Units”), which includes 3,000,000 Units issued pursuant to the full exercise of the underwriter’s option to purchase additional Units to cover overallotments. Each Unit consists of one Class A ordinary share, $0.0001 par value (the “Class A Ordinary Shares”), and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $230,000,000 (before underwriting discounts and commissions and offering expenses). Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

•
an Underwriting Agreement, dated December 8, 2021, between the Company and Goldman Sachs & Co. LLC, which contains customary representations and warranties and indemnification of the underwriter by the Company;

•
a Private Placement Warrants Purchase Agreement, dated December 8, 2021, between the Company and Sculptor Acquisition Sponsor I (the “Sponsor”), pursuant to which the Sponsor purchased 11,200,000 private placement warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share, at a price of $1.00 per warrant (the “Private Placement Warrants”);

•
a Warrant Agreement, dated December 8, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the Warrant Agreement;

•
an Investment Management Trust Agreement, dated December 8, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under such agreement;

•
a Registration and Shareholder Rights Agreement, dated December 8, 2021, by and between the Company, the Sponsor and certain other security holders named therein, which provides for customary demand and piggy-back registration rights for the Sponsor, customary piggy-back registration rights for such other equityholders, as well as certain transfer restrictions applicable to the Sponsor with respect to the Company’s securities, and, upon and following consummation of the Company’s initial business combination, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors;

•
a Letter Agreement, dated December 8, 2021, by and between the Company, the Sponsor and each of the officers and directors of the Company, pursuant to which the Sponsor and each officer and director of the Company has agreed to vote any Class A Ordinary Shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 18 months (or up to 27 months, as applicable) (the “completion window”); to certain transfer restrictions with respect to the Company’s securities; and to certain indemnification obligations of the Sponsor;

•
Indemnity Agreements, each dated December 8, 2021, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 10.1, 4.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 11,200,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating total proceeds of $11,200,000 (the “Private Placement”). The Private Placement Warrants, which were purchased by the Sponsor, are substantially similar to the Public Warrants, except as otherwise stated in the Registration Statement. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by the Warrant Agreement. The issuance of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2021, in connection with the IPO, Kristi Jackson, Charmel Maynard, Adam Rosenberg and Ivy Zelman (the “New Directors” and, together with Wayne Cohen, James Levin and Steven Orbuch, the “Directors”) were appointed to the board of directors of the Company (the “Board”).

Ms. Jackson, Mr. Maynard and Mr. Rosenberg will serve as members of the audit committee, with Mr. Rosenberg serving as chair of the audit committee. Ms. Jackson, Mr. Maynard and Mr. Rosenberg will serve as members of the compensation committee, with Mr. Maynard serving as chair of the compensation committee. Ms. Jackson, Mr. Maynard and Mr. Rosenberg will serve as members of the nominating and corporate governance committee, with Ms. Jackson serving as chair of the nominating and corporate governance committee.

     Following the appointment of the New Directors, the Board is comprised of the following three classes: the term of office of the first class of directors, Class I, consists of Mr. Orbuch and Mr. Rosenberg and will expire at the Company’s first annual general meeting; the term of office of the second class of directors, Class II, consists of Mr. Levin and Ms. Zelman and will expire at the Company’s second annual general meetings; and the term of office of the third class of directors, Class III, consists of Mr. Cohen, Ms. Jackson and Mr. Maynard and will expire at the Company’s third annual general meeting.

In March 2021, the Sponsor transferred 25,000 of the Company’s Class B ordinary shares to each of Ms. Jackson, Ms. Maynard, Mr. Rosenberg and Ms. Zelman. The Company will reimburse the Directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors.

Other than the foregoing, none of the Directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03	Amendments to Memorandum and Articles of Association.

On December 3, 2021, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

A total of $234,600,000 of the net proceeds from the IPO and the Private Placement (which includes approximately $8,050,000 of the underwriter’s deferred discount) were placed in a trust account established for the benefit of the holders of the Class A Ordinary Shares included in the Units issued in the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its tax obligations, if any, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any Class A Ordinary Shares properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Class A Ordinary Shares if the Company has not completed its initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the Class A Ordinary Shares if the Company is unable to complete its initial business combination within the completion window, subject to applicable law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement between the Company and Goldman Sachs & Co. LLC

3.1	Amended and Restated Memorandum and Articles of Association

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

10.1	Private Placement Warrants Purchase Agreement between the Company and Sculptor Acquisition Sponsor I

10.2	Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Company

10.3	Registration and Shareholder Rights Agreement between the Company and certain security holders

10.4	Letter Agreement between the Company, Sculptor Acquisition Sponsor I and each of the officers and directors of the Company

10.5	Form of Indemnity Agreement, dated December 8, 2021, between the Company and each of the officers and directors of the Company

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2021
SCULPTOR ACQUISITION CORP I

By:	/s/ Steven Orbuch
Name:	Steven Orbuch
Title:	Chief Executive Officer